60001441

January 5, 2007



Incorporated under the Laws of the State of California

NUMBER 10001882

SHARES 10,000

E-WORLD USA HOLDING INC.

Authorized Capital Stock: 200,000,000 Common Shares

This Certifies that Lu Ai Fang is the registered holder of TEN THOUSAND Shares

PAR VALUE IS USD0.5 PER SHARE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 1ST day of APRIL A.D. 2008

Certification of Exchanging the Purchased Products

MIAO HE SECRETARY

DING HUA WANG PRESIDENT